UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2018

Cohu, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01     Entry into a Material Definitive Agreement

On December 11, 2018, Cohu, Inc. (“Cohu”), in connection with a periodic review of our existing form of indemnification agreement, adopted an updated form of indemnification agreement (the “Indemnification Agreement”) to be used between Cohu and individuals who may serve from time to time as directors or certain executive officers of Cohu. The Indemnification Agreement supplements indemnification provisions already in Cohu’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and supersedes any prior indemnification agreements entered into between Cohu and its directors or certain executive officers. Under the Indemnification Agreement, Cohu agrees to indemnify directors and certain executive officers to the fullest extent permitted by applicable law (including the Delaware General Corporation Law), including indemnification and/or advancement of expenses incurred or reasonably expected to be incurred in connection with participating in any action or proceeding, including any action or proceeding by or in right of Cohu, arising out of the person’s services as a director or certain executive officer.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed below are being furnished with this Current Report on Form 8-K.

(d) Exhibits

Exhibit No. - 10.1

Description – Form of Indemnification Agreement

Index of Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2018	Cohu, Inc.

By:
/s/ Jeffrey D. Jones

		Name:	Jeffrey D. Jones

		Title:	VP Finance and Chief Financial Officer